Exhibit 10.1

SIRE ICM UNIT AGREEMENT

This SIRE ICM UNIT AGREEMENT (this “Agreement”) is entered into as of the 17th day of December, 2014, by and between Southwest Iowa Renewable Energy, LLC, an Iowa limited liability Company (“SIRE”), and ICM Investments, LLC, a Kansas limited liability company (“ICM”).  For the purposes of this Agreement, each of SIRE and ICM is sometimes referred to individually as a “Party,” and collectively as the “Parties.”

WHEREAS, ICM currently owns 1,000 Series C and 18 Series A Membership Units in SIRE (the “Units”);

WHEREAS, ICM is the holder of a Negotiable Promissory Term Loan Note, dated June 23, 2014 given by SIRE (as Borrower), in favor of ICM (as Lender), in the original principal amount of $6,726,757.85 ("Note"), which Note is convertible into SIRE Membership Units at the election of ICM at a conversion price of $3,000 per SIRE Membership Unit;

WHEREAS, ICM desires to have the right to mandatorily sell and put the Units to SIRE, and SIRE desires to grant ICM such right, in consideration of ICM’s waiver of its right to convert the Note into SIRE Membership Units, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, each Party hereby agrees as follows:

ARTICLE I

1.                   Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Company Agreement.  The following capitalized terms, whenever used in this Agreement, have the meanings given below:

(a)            “Change of Control” means any of: (I) a sale of all or substantially all of the assets of SIRE; (II) a merger or consolidation involving SIRE, excluding a merger or consolidation after which 50% or more of the outstanding equity interests of SIRE continue to be held by the same holders that held 50% or more of the outstanding equity interests of SIRE immediately before such merger or consolidation; or (III) any issuance and/or acquisition of equity interests of SIRE that results in a person or entity holding 50% or more of the outstanding equity interests of SIRE, excluding any persons or entities that held 50% or more of the outstanding equity interests of SIRE immediately before such acquisition.

(b)            “Closing” has the meaning provided in Section 5.

(c)            “Closing Date” has the meaning provided in Section 5.

(d)           "Code" means the United States Internal Revenue Code.

(e)            “Company Agreement” means the Fourth Amended and Restated Operating Agreement of SIRE dated March 21, 2014.

(f)            “Credit Agreement” means that certain Credit Agreement by and between SIRE, as Company, Farm Credit Services of America, FCLA, as Lender, and CoBank, ACB as cash management provider and agent, dated as of June 24, 2014.

(g)            “Exercise Date” means the date ICM delivers to SIRE a Put Exercise Notice pursuant to this Agreement.

(h)            “Fair Market Value” means the full appraised value per share, without any valuation discounts for any items (including but not limited to discounts for minority interest or lack of marketability), of the Units determined as of the Exercise Date, as follows: (I) the Parties shall mutually agree upon an independent appraiser who shall determine the Fair Market Value of the Units, which determination shall be binding upon the Parties; or (II) if the Parties cannot agree upon an independent appraiser within thirty (30) days of the Exercise Date, each Party shall select an independent appraiser, each of the two independent appraisers will issue an appraisal of fair market value of the Units, and the Fair Market Value of the Units shall be the average of the two appraisals, which determination shall be binding on the Parties.  To the extent the Put Right is exercised in connection with a Change of Control, the Fair Market Value shall be the value attributed to the Units in connection with the Change of Control transaction.

(i)            “Option Period” means the period: (I) commencing on the earliest of (1) January 1, 2017, (2) the Change of Control of SIRE or (3) the refinancing of the amounts owed by SIRE pursuant to the Credit Agreement; and (II) ending at 11:59 P.M. Council Bluffs, Iowa time on January 1, 2020.

(j)            “Purchase Price” means the greater of (I) Ten Thousand Eight Hundred Ninety-seven Dollars ($10,897) or (II) the Fair Market Value of the Units.

(k)            “Put Exercise Notice” has the meaning provided in Section 2(c).

(l)            “Put Right” has the meaning provided in Section 2(a).

2.                  Put Option.

(a)            Grant of Put Option. ICM shall have the right (the “Put Right”), but not the obligation, exercisable by delivery of a Put Exercise Notice to SIRE at any time during the Option Period, to cause SIRE to buy all (and not less than all) of the Units at the Purchase Price from ICM upon the terms hereof.

(b)            Termination of Option.  The Put Right shall terminate upon the expiration of the Option Period.

(c)            Procedures. If ICM desires to exercise its Put Right pursuant to Section 2(a), ICM shall deliver to SIRE, prior to the expiration of the Option Period, a written notice (a “Put Exercise Notice”) exercising such Put Right.  The Put Exercise Notice is irrevocable.

(d)            Determination of Fair Market Value.  The Parties shall use their best efforts to cause the determination of Fair Market Value to be completed no later than sixty (60) days following the Exercise Date.

3.                   Consummation of Sale.  On the Closing Date:

(a)            SIRE will pay the Purchase Price for the Units in accordance with Section 7 of this Agreement; and

(b)            ICM shall cause to be satisfied all outstanding liabilities attendant to the Units under the Company Agreement with respect to delinquent Capital Contributions or any loans in respect thereof, and shall transfer the Units to SIRE, free and clear of all liens, changes and encumbrances other than rights, obligations and restrictions attendant to the Units with respect to periods following the Closing under the Company Agreement and applicable securities laws.

4.                   Cooperation.

(a)            The Parties each shall take all actions as may be reasonably necessary to consummate any sale contemplated by this Agreement, including, without limitation, (i) entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate; and (ii) in the event that any approval is required to be obtained from any governmental authority by any Party in connection with the sale contemplated by this Agreement, the Parties shall cooperate and use commercially reasonable efforts to obtain all such approvals as soon as reasonably possible, and all reasonable costs and expenses incurred in connection therewith shall be paid or promptly reimbursed by ICM.

(b)            SIRE shall make an election pursuant to Section 754 of the Code in connection with the Closing, pursuant to Section 3.3(g) of the Company Agreement.

5.                   Closing Date.  The closing of any purchase and sale of the Units pursuant to this Agreement (the “Closing”) shall take place no later than thirty (30) days following the determination of Fair Market Value (or such longer period as is necessary for the Parties to obtain all material consents and approvals required from any governmental authority) following the Exercise Date (the “Closing Date”).

6.                   Closing.  At the Closing:

(a)            ICM shall deliver, or cause to be delivered, to SIRE (I) certificates of officers or authorized signatories of ICM with respect to the incumbency and authorization of each officer or authorized signatory executing this Agreement to enter into this Agreement and consummate the transactions contemplated hereby; (II) the unit certificates representing the Units; and (III) a stock power in a form acceptable to SIRE assigning and transferring rights to the Units to SIRE; and

(b)            SIRE shall deliver, or cause to be delivered, to ICM the following:

(i)            Certificates of officers or authorized signatories of SIRE with respect to the incumbency and authorization of each officer or authorized signatory executing this Agreement to enter into this Agreement and consummate the transactions contemplated hereby; and

(ii)           The Purchase Price in accordance with Section 7 of this Agreement.

7.                  Purchase Price.  On the Closing Date, SIRE shall be required to pay ICM the Purchase Price in immediately available funds.  Notwithstanding the foregoing, at SIRE’s election and in its sole discretion, SIRE may finance the Purchase Price on the following terms: (1) term not to exceed twenty four (24) months; (2) interest at eight percent (8%) per annum; (3) equal monthly payments of principal and interest; (4) pre-payable at any time; and (5) the indebtedness will be secured by a security interest in, and pledge of, the Units. Any payments due under this Agreement may be deferred during the period of time that the making of any such payment would cause a violation of a financial covenant of SIRE pursuant to the Credit Agreement, provided, however, that SIRE shall not make any dividend distributions to its members until all payments to be made to ICM pursuant to this Section 7 are brought current.

8.                   Representations, Warranties and Covenants.

(a)            Each Party represents and warrants that:

(i)            it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to enter into and perform its obligations under this Agreement, and all necessary authority has been obtained;

(ii)          this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iii)         neither the performance of its obligations hereunder nor the consummation of any transaction under this Agreement will violate or conflict with its organizational documents or any material agreement binding on such Party.

(b)            ICM irrevocably covenants and agrees that it will not exercise its rights to convert the Note into additional SIRE Membership Units.

9.                   Notices. Any notice required or permitted to be given under this Agreement shall be in writing (including telex, facsimile, telecopier, e-mail or similar writing) and sent to the address of the Party set forth below, or to such other more recent address of which the sending party actually has received written notice:

If to SIRE:	Southwest Iowa Renewable Energy, LLC 10868 189th Street Council Bluffs, Iowa 51503 Attn: General Manager Fax: (712) 366-0394

With a copy to:	Husch Blackwell LLP 13330 California Street, Suite 200 Omaha, Nebraska 68154 Attn: David E. Gardels Fax: (402) 964-5050

If to ICM:	ICM Investments, LLC 310 N. First St. Colwich, Kansas 67030 Attn: General Counsel Fax: (316) 796-0570

Each such notice, demand or other communication shall be effective, if given by registered or certified mail, return receipt requested, as of the third (3rd) day after the date indicated on the mailing certificate, or if given by any other means, when delivered at the address specified in this section.

10.                Entire Agreement; Supersedure.  This Agreement, together with the Company Agreement, constitutes the entire agreement, and supersedes (a) all prior oral or written proposals or agreements, (b) all contemporaneous oral proposals or agreements and (c) all previous negotiations and all other communications or understandings, between the Parties with respect to the subject matter hereof.

11.                Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.                Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights or obligations of the Parties may be transferred or assigned by any Party without the prior written consent of the other Party.

13.                Governing Law; Severability.

(a)            THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)            In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of applicable law, the applicable provision of law, as the case may be, shall control.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by applicable laws.

14.                Further Assurances.  Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

15.               Counterparts.  This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

16.               No Third Party Beneficiaries.  The provisions of this Agreement are for the exclusive benefit of the Parties and their respective successors and permitted assigns. This Agreement is not intended to benefit or create rights in any other Person or governmental authority.

17.               Disputes.  Any legal proceeding relating to this Agreement shall be brought exclusively in the state or federal courts of Iowa.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the Parties hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this Section 17 by the mailing of a copy thereof in the manner specified by the provisions of Section 9.  EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

SIRE:	Southwest Iowa Renewable Energy, LLC

	By	/s/ Brian Cahill
Name: Brian Cahill
Title: General Manager/President/CEO

ICM:	ICM Investments, LLC

	By	/s/ Chris Mitchell
Name: Chris Mitchell
Title: President